Exhibit 99.1

NEWS

For immediate release

AAR Provides Preliminary Fiscal 2013 First Quarter Results in Advance of CEO Presentation at Gabelli Aerospace Investment Conference on September 6th, 2012

WOOD DALE, IL, September 5, 2012 — AAR CORP. (NYSE: AIR) announced today preliminary first quarter results for the quarter ending August 31, 2012.

Consolidated sales for the first quarter ended August 31, 2012 are expected to be between $540 million to $550 million and diluted earnings per share are expected to be between $0.42 and $0.45.  For the first quarter of last fiscal year, the Company reported sales of $485.5 million and diluted earnings per share of $0.41. Last year’s first quarter sales included $33.3 million from the sale of two aircraft from the Company’s aircraft portfolio. There were no aircraft sales in the first quarter of the current fiscal year.

Excluding the impact of the aircraft sales in the prior fiscal year, sales to commercial customers are anticipated to increase by approximately 40%, which includes approximately 13% organic growth. The balance of the commercial sales growth is expected to come from Telair and Nordisk, which were acquired in December 2011.

Sales to government and defense customers are expected to be essentially unchanged from the first quarter of last year.

For the first quarter, sales to commercial customers are expected to comprise 58% of consolidated sales, and sales to government and defense customers are expected to comprise 42% of consolidated sales.

“I am pleased with first quarter results in our aviation services business. We continued to achieve market share gains in our commercial services businesses while delivering financial and operational improvements in our defense services businesses,” said David P. Storch, Chairman and Chief Executive Officer of AAR CORP. “Further, our integration efforts at Telair and Nordisk continue to go well, and the contributions of these businesses to first quarter results were in line with our expectations.”

AAR CORP. will release final first quarter results after the market closes on September 19, 2012.

About AAR

AAR is a leading provider of value added products and services to the worldwide aerospace and government and defense industries. With facilities and sales locations around the world, AAR uses its close-to-the-customer business model to serve aviation and government and defense customers

1100 N. Wood Dale Road • Wood Dale, Illinois 60191 USA • 1-630-227-2000 Fax 1-630-227-2101

through four operating segments: Aviation Supply Chain; Maintenance, Repair and Overhaul; Structures and Systems; and Government and Defense Services. More information can be found at www.aarcorp.com.

AAR was recently voted the Best Aircraft Maintenance, Repair and Overhaul (MRO) Provider in the Americas, ranked the No. 5 MRO in the world and named Aircraft Parts Supplier of the Year in independent surveys of airline executives and industry professionals.

Contact: Rick Poulton, Chief Financial Officer, AAR CORP. (630) 227-2075 | rick.poulton@aarcorp.com

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in the Company’s Form 10-K for the fiscal year ended May 31, 2012. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described.  These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control.  The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.